Exhibit 99.(k)(7)

FT Vest Hedged Equity Income Fund: Series A2

This Subscription Booklet is utilized for the offering of shares of beneficial interest (the “Shares”) in the FT Vest Hedged Equity Income Fund: Series A2 (the “Fund”). This Subscription Booklet may be used only by investors that are “accredited investors” as defined in Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

All Applications must be received FIVE BUSINESS DAYS before the closing date for a subscription to be accepted.

ALL WIRED AMOUNTS must be received FOUR BUSINESS days before the closing date for a subscription to be accepted.

ALL PURCHASE CHECKS must be received TEN BUSINESS days before the closing date for a subscription to be accepted. In order to purchase, all checks must clear prior to closing date.

NOTE that subscriptions by individual retirement accounts (IRAs) require the signature of the qualified IRA custodian or trustee of the IRA.

DISCRETIONARY ACCOUNTS must provide a copy of the Investment Management Agreement. If you have discretion on the account, you are an Authorized Signor and may sign on behalf of the client.

For more information, please call us toll-free at: 1.887.779.1999

Fax Number: 816.860.3140

Overnight address:

FT Vest Hedged Equity Income Fund: Series A2

Attn: UMB Fund Services

235 W. Galena St.

Milwaukee, WI 53212

U.S. Mailing Address:

FT Vest Hedged Equity Income Fund: Series A2

Attn: UMB Fund Services

P.O. Box 2175

Milwaukee, WI 53201

Wiring Instructions:

UMB Bank N.A.

928 Grand Boulevard

Kansas City, MO 64106

ABA: 101000695

Account Number: 9872747364

Account Name: FT Vest Hedged Equity Income Fund: Series A2

FBO: (Insert Investor Name)

IMPORTANT NOTICE

PRIOR TO INVESTING IN THE FUND ALL SUBSCRIBERS MUST CAREFULLY READ THE FUND’S PRIVATE PLACEMENT MEMORANDUM AND THE FUND’S AGREEMENT AND DECLARATION OF TRUST ATTACHED THERETO. AN INVESTMENT IN THE FUND INVOLVES RISKS AND CONFLICTS AS DESCRIBED IN THE FUND’S PRIVATE PLACEMENT MEMORANDUM. SHARES IN THE FUND ARE ONLY APPROPRIATE FOR THOSE INVESTORS WHO CAN TOLERATE A HIGH DEGREE OF RISK AND DO NOT REQUIRE A LIQUID INVESTMENT. NO SHAREHOLDER WILL HAVE THE RIGHT TO TRANSFER ITS SHARES WITHOUT THE PERMISSION OF THE FUND AND NO SHAREHOLDER WILL HAVE THE RIGHT TO REQUIRE THE FUND TO REPURCHASE SHARES. ACCORDINGLY, YOU SHOULD CONSIDER THAT YOU MAY NOT HAVE ACCESS TO THE FUNDS YOU INVEST IN THE FUND FOR AN INDEFINITE PERIOD OF TIME.

Acknowledgment

A I agree to become a shareholder of the Fund and in connection therewith subscribe for and agree to purchase Shares of the Fund on the terms provided for in (i) this Subscription Booklet, (ii) the Fund’s Private Placement Memorandum and Statement of Additional Information (“SAI”), (iii) the Fund’s Agreement Declaration of Trust and (iv) the Fund’s Privacy Notice (together with the Subscription Booklet, Private Placement Memorandum and SAI, the “Fund Documents”), and agree to be bound by the terms and conditions of the Fund Documents. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

B I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Fund Documents for this account. I agree that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

C I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time, I can bear a complete loss of my entire investment therein.

D I understand that under the Fund Documents, shareholders cannot withdraw from the Fund and Shares cannot be transferred, except as provided in the Fund Documents. I understand that liquidity is generally only available through periodic tender offers by the Fund, that the Fund is under no legal obligation to conduct any such tender offers, and that any repurchases of Shares will be made at such times and on such terms as may be determined by the Board of Trustees, of the Fund from time-to-time in its sole discretion. Consequently, I acknowledge that I am aware that I may have to bear the economic risk of investment in the Fund indefinitely and that Shares are speculative and illiquid securities involving substantial risk of loss.

E I understand that the Fund Documents are not an offer to sell Shares and are not soliciting an offer to buy Shares in any state or jurisdiction where such offer or sale is not permitted.

F I will acquire Shares of the Fund for my own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part. I agree not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any number of the Shares or any interest therein, except in accordance with the terms and provisions of the Fund Documents and applicable law (including without limitation, the registration requirements of the Securities Act or an exemption therefrom, and any other applicable securities laws).

G I certify that I am not a Foreign Financial Institution as defined in the U.S.A. Patriot Act.

H

(1)	I certify that if I am a Fiduciary executing this investor certification on behalf of an employee benefit plan as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to ERISA (a “Plan”), I represent and warrant that First Trust Capital Management, LP (the “Investment Manager”), and its affiliates have not acted as a Fiduciary under ERISA with respect to the purchase, holding or disposition of Shares, and that no advice provided by the Investment Manager, or any of its affiliates has formed a basis for any investment decision by the Plan or me in connection with such purchase, holding or disposition.
(2)	I further represent and warrant that the investment by the Plan in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA), and that the investment in the Fund is permitted under ERISA, the Internal Revenue Code, other applicable law and the governing plan documents of the Plan,
(3)	I further represent and warrant that the Plan’s purchase of the Shares does not, and will not (to the best of the Plan’s knowledge and assuming compliance by the Fund with its governing agreements), result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (or in the case of any governmental plan, any Federal, state or local law that is substantially similar).

I In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, I represent, warrant and agree that to the best of my knowledge based upon reasonable diligence and investigation:

(1) I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my beneficial owners) any of the following:
(a) A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov).
(b) Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”
(c) A person or entity resident in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as a “Non- Cooperative Jurisdiction” by the Financial Action Task Force.
(d) A person or entity resident in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act, and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (http://www.treas.gov).

(e) A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition).
(f) A senior foreign political figure. This restriction on senior foreign political figures also applies to any immediate family member of such Figure or close associate of such Figure (See U.S.A Patriot Act and related regulations for definition).

(2) No consideration that I have contributed or will contribute to the Fund:
(a) Shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.
(b) Has been or shall be derived from, or Related to, any activity that is deemed criminal under U.S. law.
(c) Shall cause the Fund, or the Investment Manager to be in violation of the U.S. Bank
Secrecy Act and all other federal anti- money laundering regulations.
(3) I understand and agree that if at any time it is discovered that any of the representations in this Section E are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, or the Investment Manager may, in their sole discretion and notwithstanding anything to the contrary in the Fund’s Fund Documents, as each may be amended or modified from time to time, undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my subscription in the Fund.
(4) I further understand that the Fund, or the Investment Manager may release confidential information about me and, if applicable, any underlying beneficial ownership, to proper authorities if the Fund, or the Investment Manager, in their sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities.
(5) I agree to provide to the Fund any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I shall promptly notify the Fund if any of the representations in this Section I cease to be true and accurate. I agree to call the Fund if I need more information about Section I or if I am unsure whether any of the categories apply to me.

J I understand that the Fund and its affiliates are relying on the certification and agreements made herein in determining my qualification and suitability as an investor in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and, to the extent permitted by applicable law, agree to indemnify the Fund, the Platform Manager and its affiliates, the Investment Manager and its affiliates, and their respective directors, trustees, managers, members, shareholders, partners, officers, and employees and hold each of them harmless from any liability that they may incur as a result of this certification being untrue in any respect.

K [Reserved]

L The representations, warranties, agreements, undertakings and acknowledgments made by me in this Application are made with the intent that they be relied upon by the Fund in determining my suitability as an investor in the Fund, and shall survive my investment. I agree to provide, if requested, any additional information that may reasonably be required to determine eligibility to invest in the Fund or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status. In addition, I undertake to notify the Fund immediately of any change with respect to any of the information or representations made herein and to provide the Fund with such further information as the Fund may reasonably require.

M I acknowledge that this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware with all rights being governed by Delaware law without regard to any applicable rules relating to conflicts of laws.

FT Vest Hedged Equity Income Fund: Series A2 Subscription Document

The Fund accepts investments from individuals or entities with a U.S. Social Security Number or Taxpayer Identification Number and a U.S. address, or from foreign institutions only in accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) and rules thereunder and only to the extent the identity of such persons and the source of their funds can be reasonably ascertained. Please note that the value of your account may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

☐ Initial Investment	☐ A Shares
☐ Subsequent Investment	☐ I Shares

1. Account Registration

Please choose the appropriate section to complete based upon the Account type you wish to establish. Note, if you are completing Section C, it is required that you provide beneficial owner information and authorized Controlling Individual.

Section A:

☐ Individual	☐ Joint*	☐ Individual Retirement Account (IRA)

Owners Name

Owner’s Social Security Number (SSN)	Date of Birth (DOB)

Joint Owner’s SSN	Joint Owner’s DOB

*May not be a minor; joint tenants with rights of survivorship unless otherwise noted

Section B:

☐ Trust - Trust instrument documentation required. Note: For a Statutory Trust, please complete the Entity section below.

Trust Name

Tax ID	Date of Trust

Trustee Name

Trustee Social Security Number	Date of Birth

Additional Trustee Name (if applicable)

Additional Trustee Social Security Number	Date of Birth

Section C:
Organization documentation required such as articles of incorporation. If a Statutory Trust, please include entire trust instrument.

☐ Statutory Trust	☐ Partnership	☐ S-Corporation

☐ C-Corporation	☐ Government	☐ Other Entity:

☐ LLC Classified for tax purposes by one of the following:

☐ Partnership	☐ S-Corporation	☐ C-Corporation

Check if appropriate: ☐ I am an exempt recipient as defined under U.S. federal income tax regulations (e.g., C-Corporation, financial institution, registered broker-dealer, or tax-exempt organization).

Exempt payee code:

Note: Please see IRS Form W-9 for a list of exempt payee codes.

Entity Tax Identification Number

Name of Entity

DOMESTIC CERTIFICATION OF BENEFICIAL OWNERS FOR LEGAL ENTITY & TRUST INVESTORS

GUIDANCE ON FILLING BENEFICIAL OWNERSHIP CERTIFICATION & DOCUMENTATION STANDARDS

LEGAL ENTITY

For all legal entity investors, information on all natural persons owning 25 percent or more of the entity investing in the fund(s) must be supplied on the following form. For the purposes of determining if an individual owns 25 percent ownership, please note that the cumulative percentage of ownership, either directly in the entity or indirectly through one or more entities which own an interest in the entity investing in the fund, must be considered. Additionally, one natural person with significant management responsibility must be identified. Please see Beneficial Ownership Certification FAQ’s for more information on who can be identified as a control person. Additionally, an individual may be both a beneficial ownership and the control person for an entity and should be so identified on the beneficial ownership form. Furthermore, if a trust owns 25 percent or more of a legal entity, than one trustee from the trust must be identified on the beneficial ownership form.

For all beneficial owners and the control person, please provide the following information:

•	Legal Name;
•	Date of Birth;
•	An address, which will be a residential street address, an Army Post Office (APO) or Fleet Post Office (FPO) box number, or a principal place of business, local office, or other physical tax location;
•	Identification Number—for U.S. individuals, a Social Security Number (SSN);
•	Passport or Similar Identification Document for non-U.S. individuals

If the entity is owned by Another Company or Entity, then please submit the following information. In case there is more than one layer of company or entity, then you must provide the information for each entity:

—Natural persons CIP information for the beneficial owners of that entity

—Trustee(s) of the trust CIP information

LEGAL TRUST

If the entity is a trust that is not a statutory trust, then only Trustee information is required in lieu of beneficial owner.

If trustee is not a natural person, you must provide the following:

•	Full legal name of the trust
•	Authorized signers list
•	Tax ID
•	Street address

For Individuals, including trustees and authorized control persons, please provide the following information:

•	Full legal name of the trust
•	Authorized signers list

(Section C Continued)

•	Tax ID
•	Street address

For Individuals, including trustees and authorized control persons, please provide the following information:

•	Full Legal Name;
•	Date of Birth;
•	An address, which will be a residential street address, an Army Post Office (APO) or Fleet

Post Office (FPO) box number, or a principal place of business, local office, or other physical tax location;

•	Identification Number—for U.S. individuals, a Social Security Number (SSN).
•	Passport or Similar Identification Document for non-U.S. individuals

Legal Entity or Trust Information

Physical Operating Address	City	State	ZIP

Country

Point of Contact Full Legal Name – First	Middle	Last	Title

Beneficial Owners/Trustee Information

Identify each natural person (ultimate beneficial owner) who owns—directly or indirectly through any agreement, arrangement, understanding, relationship, or otherwise—25% or more of the equity interests of the legal entity.

☐ Check, if no individual or entity owns 25% or more of the equity interests (directly or indirectly) of the legal entity and that you will inform UMB if/when an individual assumes 25% or more ownership.

Beneficial Owner 1

☐ Check this box if this owner is also the authorized individual with significant management responsibility.

Is this Beneficial Owner an ☐Individual OR ☐ Trust? If Trust, please provide TRUSTEE information as Beneficial Owner.

Full Legal Name – First	Middle	Last	Social Security Number (US Only)

Personal Residential Street Address	City	State	Zip

Country		Date of Birth

Driver’s License Number (Optional)(US only)	Driver’s License State (Optional)	Driver’s License Exp

Passport Number (Required for Non-US; Alternate ID Option for US)	Passport Country	Passport Expiration

(Section C Continued)

Beneficial Owner 2

☐ Check this box if this owner is also the authorized individual with significant management responsibility.

Is this Beneficial Owner an ☐Individual OR ☐ Trust?

If Trust, please provide TRUSTEE information as Beneficial Owner.

Full Legal Name – First	Middle	Last	Social Security Number (US Only)

Personal Residential Street Address	City	State	Zip

Country		Date of Birth

Driver’s License Number (Optional)(US only)	Driver’s License State (Optional)	Driver’s License Exp

Passport Number (Required for Non-US; Alternate ID Option for US)	Passport Country	Passport Expiration

Beneficial Owner 3

☐ Check this box if this owner is also the authorized individual with significant management responsibility.

Is this Beneficial Owner an ☐Individual OR ☐ Trust?

If Trust, please provide TRUSTEE information as Beneficial Owner.

Full Legal Name – First	Middle	Last	Social Security Number (US Only)

Personal Residential Street Address	City	State	Zip

Country		Date of Birth

Driver’s License Number (Optional)(US only)	Driver’s License State (Optional)	Driver’s License Exp

Passport Number (Required for Non-US; Alternate ID Option for US)	Passport Country	Passport Expiration

(Section C Continued)

Beneficial Owner 4

☐ Check this box if this owner is also the authorized individual with significant management responsibility.

Is this Beneficial Owner an ☐Individual OR ☐ Trust?

If Trust, please provide TRUSTEE information as Beneficial Owner.

Full Legal Name – First	Middle	Last	Social Security Number (US Only)

Personal Residential Street Address	City	State	Zip

Country		Date of Birth

Driver’s License Number (Optional)(US only)	Driver’s License State (Optional)	Driver’s License Exp

Passport Number (Required for Non-US; Alternate ID Option for US)	Passport Country	Passport Expiration

Authorized Individual with Significant Management Responsibility (Controlling Person)

Provide information for one individual with significant responsibility for managing the legal entity or trust (ex. CEO, CFO, managing member, general partner, president, treasurer, etc.) If this individual is noted as an owner above, only the name and title are required.

Full Legal Name – First	Middle	Last	Title

Personal Residential Street Address	City	State	Zip

Country	SSN/TIN (US Only)	Date of Birth

Driver’s License Number (US only)	Driver’s License State	Driver’s License Exp

Passport Number (Required for Non-US; Alternate ID Option for US)	Passport Country	Passport Expiration

2.	Mailing Address and Other Contact Information

Applications will only be accepted if they contain a U.S. street address.

Street Address (If PO Box, please indicate the residential/street address below.)

City	State	Zip

Daytime Telephone	Evening Telephone

E-mail Address*

* Please note that by providing an e-mail address, you are consenting to electronic delivery of fund documentation if and when it becomes available. Your selection applies to any periodic reports and all other account-related documents that the Fund will send to you. Many of the documents will contain confidential information that is specific to your private financial matters. Regardless of the delivery method you select, the Fund will take reasonable precautions to ensure the integrity, confidentiality and security of the documents, but will not be liable for any interception. Please note that you will first receive a hard copy trade confirmation with your account number which you will need in order to register your account online for electronic delivery. Once you register, the Fund will deliver a document to you via email with a link to the document. Such selection will remain in effect as long as you maintain an investment with the Fund or until you notify the Fund of a change. The Fund does not impose any additional charge for electronic delivery, but you may incur charges from your Internet service provider, your telephone company or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery

☐ Additional Address or     ☐ Residential/Street Address

Send copies of confirmations and statements for this account to:

Name

Street Address

City	State	Zip

3.	Custodian Information

Must be completed for IRA and custodied taxable accounts.

Name	Custodian Tax ID

Street Address

City	State	Zip	Phone Number

4.	Custodian Bank Information

Must be completed for IRA and custodied taxable accounts.

Custodian Bank Name

Street Address

City	State	Zip	Phone Number

Name(s) on Bank Account

Bank Account Number		ABA Number (available from your bank)

For Further Credit Name		For Further Credit Account Number

5.	Broker/Dealer or Financial Advisor Information*

Investor Account Number at Firm

Broker/Dealer Name		Broker/Dealer CRD#

Broker/Dealer Address

Broker/Dealer City	State	Zip	Broker/Dealer Phone Number
(Section 5 continued)

Rep Name		Rep Number/CRD #

Rep Address

Rep City	State	Zip

Rep E-mail Address		Rep Phone Number

* Prospective investors are advised and hereby acknowledge that the Investment Manager and/or its respective affiliates may pay ongoing consideration to intermediaries in connection with the offering and sale of Shares and/or ongoing services provided by such parties in connection therewith.

6.	Investment Instructions

Initial Investment minimum is $25,000; subsequent investment minimum is $25,000.

❑ Purchase by wire (wire instructions are on cover page)

$ ______________________________ subscription amount

Sales Charge: ❑ YES ❑ NO

Amount: $ ________________ or ________________ %

The Investor acknowledges that a sales charge of up to 2% of the Subscription Amount specified above for Class A Shares may be charged by the Sales Agent in connection with this investment and that only the net amount, after deduction of the sales charge, will be invested in the Fund.

7.	Bank Information For direct investments only; all custodied accounts must complete section 4.

Please attach a voided, unsigned check or deposit slip for this bank account. If information on voided check differs from information on this application, the information from the voided check will be used.

Bank Name

Street Address

City	State	Zip	Bank Phone Number

Name(s) on Bank Account

Bank Account Number		ABA Number (available from your bank)

For Further Credit Name		For Further Credit Account Number

This is a: ❑ Checking Account or ❑ Savings Account

8.	Please indicate your preference of Cost Basis Relief

If none selected, the default will be FIFO (first in, first out).

☐ FIFO (first in, first out)	☐ LIFO (last in, first out)	☐ LOFO (lowest in, first out)
☐ Average Cost	☐ HIFO (highest in, first out)	☐ Specific Lot ID

If no option is selected above, your account will use the Fund’s default method. If your account cost basis method is Average Cost, whether by election or default, and you are receiving a gift, you agree to receive that gift at FMV if received at a loss.

9.	Accredited Investor Status

To be completed by the Investor

I certify that I am an “accredited investor” at the time of my investment in the Fund because I satisfy one or more of the categories of accredited investor listed below.

The subscriber is:	(write corresponding letter(s) in box provided)

FOR INDIVIDUALS:

A.	I hereby certify that I either:

a.	Have a net worth, or joint net worth with my spouse of spousal equivalent, in excess of $1,000,000 (excluding the valuae of my primary residence) or;

b.	Have had an individual annual adjusted gross income during the last two full calendar years of in excess of $200,000 (or joint income together with my spouse or spousal equivalent of in excess of $300,000) and reasonably expect to have an annual income in excess of $200,000 (or joint income together with my spouse or spousal equivalent of in excess of $300,000) during the current calendar year, I have no reason to believe that my income will not remain in excess of $200,000 (or joint income in excess of $300,000) for the foreseeable future.

B.	I hereby certify that I am an individual holding, in good standing, a Financial Industry Regulatory Authority, Inc (“FINRA”) Series 7, Series 82 or Series 65 license or any such other professional certification, designation or credential that has been designated by an order of the SEC as qualifying an individual for “accredited investor” status. Please list each such professional certification, designation or other credential held by the Subscriber. As applicable, please list the FINRA member or investment adviser with which the Subscriber is associated:

The Fund, in its sole discretion, may request additional information regarding Subscriber’s credential referred to above.

FOR ENTITIES:

C.	An entity, including a grantor trust, in which all of the equity owners are “accredited investors” (for this purpose, the beneficiary of a trust is not an equity owner, but the grantor of a grantor trust is an equity owner).

D.	A “bank” as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Ace. Whether acting in its individual or fiduciary capacity.

E.	An “insurance company” as defined in Section 2(a)(13) of the Securities Act.

F.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

G.	An investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

H.	A “business development company” as defined in Section 2(a) (48) of the Investment Company Act.

I.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

J.	A “private business development company” as defined in Section 202(a)(22) of the Advisers Act.

K.	An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, Massachusetts or similar business trust, limited liability company or partnership, not formed for the specific purpose of acquiring Shares, with total assets in excess of U.S. $5 million.

L.	A trust with total assets in excess of U.S. $5 million not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

M.	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974,as amended, if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21)of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of U.S. $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

N.	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of U.S. $5 million.

FOR FAMILY OFFICE INVESTORS:

O.	By checking the foregoing box, I hereby certify that I am a family client of a family office and: (i) such family office has total assets under management in excess of $5,000,000; (ii) such family office was not formed for the specific purpose of acquiring the Units; and (iii) my prospective investment in the Fund is directed by a representative of such family office who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

10.	Acknowledgement and Signature

All account owners/trustees must sign.

By signing below:

❑ I certify that I have received and read the current Fund Documents and Privacy Notice of the Fund in which I am investing and agree to be bound by its terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

❑    I authorize FT Vest Hedged Equity Income Fund: Series A2 and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Private Placement Memorandum for this account. I agree that neither FT Vest Hedged Equity Income Fund: Series A2 nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

❑ I certify that I am not a Foreign Financial Institution as defined in the USA Patriot Act.

Under penalty of perjury, I certify that:

1.	The Social Security Number or Taxpayer Identification Number shown on this application is correct.

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

3.	I am a U.S. citizen or other U.S. Person (including resident alien).

4.	I am exempt from FATCA reporting.

Note: Cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

If this is an individual retirement account, the custodian or trustee of the account is also required to execute this Agreement below:

Signature of Owner, Trustee or Custodian	Date

Signature of Joint Owner, Trustee or Custodian (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

ACCREDITED INVESTOR VERIFICATION

(OPTIONAL)

To be completed by a Registered Investment Adviser.

Name of Investment Adviser: ______________________________________________________________ (the “Firm”)

CRD# __________________

I am a representative in good standing in all jurisdictions in which I hold a securities license of the Firm which is registered with:

•	□ the U.S. Securities and Exchange Commission (the “SEC”); or

•	□ the State of .

I hereby attest that the subscriber is an “Accredited Investor” as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “1933 Act”), because the subscriber is:
(write corresponding letter(s) in box provided)

A.	An individual who has, or an individual retirement account (“IRA”), a Keogh Plan covering only a self- employed individual or a self-directed account of a one member retirement plan whose beneficial owner has a net worth (or aggregate joint net worth with his or her spouse or spousal equivalent) at the time of purchase in excess of $1,000,000 excluding the value of the primary residence of such person and the amount of indebtedness secured by such residence up to its fair market value. The term “spousal equivalent” means a cohabitant of the Investor occupying a relationship generally equivalent to that of a spouse. For purposes of calculating joint net worth, assets need not be held jointly to be included in the calculation.

B.	An individual who has, or an IRA, a Keogh Plan covering only a self-employed individual, or a self-directed account of a one member retirement plan whose beneficial owner had, an income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and who reasonably expects an income in excess of such income level in the current year.

C.	A corporation, Massachusetts or similar business trust, partnership, or limited liability company not formed for the specific purpose of making an investment in any investment fund managed or operated by First Trust Capital Management L.P. (the “Manager”, and each such investment fund, a “Fund”), with total assets in excess of $5,000,000.

D.	A (i) trust with total assets in excess of $5,000,000, not formed for the specific purpose of making an investment in any applicable Fund, the investments of which are directed by a person with knowledge and expertise in financial and business matters, as described in Rule 506(b)(2)(ii) of Regulation D; (ii) trust where the trustee subscribing for the interests on behalf of the trust is a bank as defined in Section 3(a)(2) of the 1933 Act, a savings and loan association, or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its fiduciary capacity; (iii) revocable trust where all of the grantors are accredited investors as defined in Regulation D; or (iv) irrevocable grantor trust for federal income tax purposes where (1) the grantor (a) is an accredited investor and the trust’s sole funding source and (b) is or will be taxed on all income of the trust during at least the first 15 years following the applicable investment and will be taxed on any sale of trust assets during that period and, during this period, all of the assets of the trust would be includable in the grantor’s estate for federal estate tax purposes; (2) the grantor is sole trustee or co-trustee of the trust and has total investment discretion on behalf of the trust at the time the applicable investment decision is made; (3) the terms of the trust provide that the entire amount of the grantor’s contribution to the trust plus a fixed rate of return on the contribution is to be paid to the grantor (or his or her estate) before any payments can be made to the beneficiaries of the trust; (4) the trust was established by the grantor for family estate planning purposes to facilitate the distribution of his or her estate; and (5) creditors of the grantor can reach the grantor’s interest in the trust at all times.

E.	A bank, savings and loan association, broker, dealer, investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or registered pursuant to the laws of a state, an investment adviser relying on the exemption from registering with the SEC under Sections 203(l) (venture capital fund advisers) or 203(m) (private fund advisers) of the Advisers Act, insurance company, investment company, business development company, licensed small business investment company, private business development company, or rural business investment company (as such terms are defined under applicable sections of the 1933 Act, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Advisers Act, the Small Business Investment Act of 1958, and the Consolidated Farm and Rural Development Act, as each may be amended from time to time).

F.	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a Plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser.

G.	An employee benefit plan within the meaning of ERISA or a plan established and maintained by a state or its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, in each case with total assets in excess of $5,000,000.

H.	An employee benefit plan which is completely self-directed and whose investment decisions are made by a person who is an “Accredited Investor” under Regulation D.

I.	A tax exempt entity described in Section 501(c)(3) of the Code which is not formed for the purpose of making an investment in any applicable Fund and has total assets in excess of $5,000,000.

J.	A “family office” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act with assets under management in excess of $5,000,000 that is not formed for the specific purpose of making an investment in any applicable Fund and whose investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of investing in the applicable investment, or a “family client” of such a family office.

K.	A director, executive officer, or general partner or manager of the Manager.

L.	An individual who is a “Knowledgeable Employee” with respect to the Manager or any applicable Fund as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940, as amended (the “1940 Act”).

M.	An individual holding in good standing one or more of the following: (i) the Series 7 (General Securities Representative) license; (ii) the Series 65 (Investment Adviser Representative) license; (iii) the Series 82 (Private Securities Offerings Representative) license; or (iv) such other professional certifications, designations or credentials as the SEC has designated by order and posted on its website as qualifying an individual for Accredited Investor status.

N.	An entity not of a type listed above that is not formed for the specific purpose of making an investment in any applicable Fund and owns “Investments” (as defined in Rule 2a51-1(b) under the 1940 Act) in excess of $5,000,000; or

O.	An entity in which all of the equity owners, directly or indirectly, are Accredited Investors under Rule 501 of Regulation D.

NAME OF FINANCIAL ADVISOR (PRINT):

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